Exhibit 99.1

THE GENLYTE GROUP INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except earnings per share data)

(Unaudited and Preliminary)

	For the years ended December 31,
	2004	2003	2002
Net sales	$1,179,069	$1,033,899	$970,304
Cost of sales	760,938	671,322	630,433

Gross profit	418,131	362,577	339,871
Selling and administrative expenses	297,033	261,246	242,602
Amortization of intangible assets	4,280	1,079	851
Gain on settlement of patent litigation	—	(8,000)	—

Operating profit	116,818	108,252	96,418
Interest expense (income), net	3,937	(324)	213
Minority interest, net of income taxes	18,354	32,594	29,245

Income before income taxes	94,527	75,982	66,960
Income tax provision	36,274	29,633	25,840

Net income	$58,253	$46,349	$41,120

Earnings per share:
Basic	$4.27	$3.44	$3.04
Diluted	$4.20	$3.41	$3.01

Weighted average number of shares outstanding:
Basic	13,630	13,480	13,535
Diluted	13,885	13,597	13,668

THE GENLYTE GROUP INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(Unaudited and Preliminary)

	As of December 31,
	2004	2003	2003	2003
		(As reported)	(As restated)	Difference
Assets:
Current Assets:
Cash and cash equivalents	$56,233	$82,136	$82,136	$—
Short-term investments	18,619	70,479	70,479	—
Accounts receivable, less allowances for doubtful accounts of $10,724 and $13,456, as of December 31, 2004 and 2003, respectively	183,119	160,111	160,111	—
Inventories	150,077	143,898	143,898	—
Deferred income taxes and other current assets	31,381	28,602	28,602	—
Total current assets	439,429	485,226	485,226	—
Property, plant and equipment, at cost:
Land and land improvements	18,044	8,211	8,211	—
Buildings and leasehold improvements	113,275	88,718	88,718	—
Machinery and equipment	303,471	290,578	290,578	—
Total property, plant and equipment	434,790	387,507	387,507	—
Less: accumulated depreciation and amortization	281,316	275,883	275,883	—
Net property, plant and equipment	153,474	111,624	111,624	—
Goodwill	253,684	150,532	150,532	—
Other intangible assets, net of accumulated amortization	114,986	21,315	21,315	—
Other assets	4,097	5,028	5,028	—
Total Assets	$965,670	$773,725	$773,725	$—

Liabilities & Stockholders’ Equity:
Current Liabilities:
Short-term debt	$92,489	$—	$—	$—
Current maturities of long-term debt	20,202	284	284	—
Accounts payable	114,887	98,114	98,114	—
Accrued expenses	93,496	75,431	75,431	—
Total current liabilities	321,074	173,829	173,829	—
Long-term debt	131,029	11,190	11,190	—
Deferred income taxes	40,156	35,577	35,577	—
Minority interest	910	159,632	159,632	—
Accrued pension	21,344	27,567	27,567	—
Other long-term liabilities	8,169	8,562	8,562	—
Total liabilities	522,682	416,357	416,357	—
Commitments and contingencies
Stockholders’ Equity:
Common stock ($.01 par value, 30,000,000 shares authorized; 14,673,131 and 14,481,426 shares issued as of December 31, 2004 and 2003; 13,765,122 and 13,573,395 shares outstanding as of December 31, 2004 and 2003)	138	136	136	—
Additional paid-in capital	54,148	12,988	46,793	(33,805)
Retained earnings	372,673	314,420	314,420	—
Accumulated other comprehensive income	16,029	29,824	(3,981)	33,805
Total stockholders’ equity	442,988	357,368	357,368	—
Total Liabilities & Stockholders’ Equity	$965,670	$773,725	$773,725	$—

THE GENLYTE GROUP INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Amounts in thousands)

(Unaudited and Preliminary)

					Accumulated
	Common Stock				Other	Total
	Number		Additional	Retained	Comprehensive	Stockholders’
	of Shares	Amount	Paid-in Capital	Earnings	Income	Equity
Balance, December 31, 2001 (As restated)	13,433	$135	$44,438	$226,951	$(8,959)	$262,565

Net income	—	—	—	41,120	—	41,120
Increase in minimum pension liability, before tax	—	—	—	—	(12,717)	(12,717)
Related tax effect	—	—	—	—	4,185	4,185
Increase in minimum pension liability, after tax	—	—	—	—	(8,532)	(8,532)
Foreign currency translation adjustments	—	—	—	—	14	14
Total comprehensive income						32,602

Exercise of stock options	217	2	4,142	—	—	4,144
Income tax benefit from exercise of stock options	—	—	1,463	—	—	1,463
Purchases of treasury stock	(203)	(2)	(6,787)	—	—	(6,789)

Balance, December 31, 2002 (As restated)	13,447	135	43,256	268,071	(17,477)	293,985

Net income	—	—	—	46,349	—	46,349
Increase in minimum pension liability, before tax	—	—	—	—	(323)	(323)
Related tax effect	—	—	—	—	100	100
Increase in minimum pension liability, after tax	—	—	—	—	(223)	(223)
Foreign currency translation adjustments	—	—	—	—	13,719	13,719
Total comprehensive income						59,845

Exercise of stock options	126	1	2,712	—	—	2,713
Income tax benefit from exercise of stock options	—	—	825	—	—	825

Balance, December 31, 2003 (As restated)	13,573	136	46,793	314,420	(3,981)	357,368

Net income	—	—	—	58,253	—	58,253
Decrease in minimum pension liability, before tax	—	—	—	—	11,995	11,995
Related tax effect	—	—	—	—	(4,608)	(4,608)
Decrease in minimum pension liability, after tax	—	—	—	—	7,387	7,387
Fair market value of interest rate swaps, before tax	—	—	—	—	432	432
Related tax effect	—	—	—	—	(151)	(151)
Fair market value of interest rate swaps, after tax	—	—	—	—	281	281
Foreign currency translation adjustments	—	—	—	—	12,342	12,342
Total comprehensive income						78,263

Exercise of stock options	192	2	5,194	—	—	5,196
Income tax benefit from exercise of stock options	—	—	2,161	—	—	2,161

Balance, December 31, 2004	13,765	$138	$54,148	$372,673	$16,029	$442,988

THE GENLYTE GROUP INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited and Preliminary)

	For the years ended December 31,
	2004	2003	2002
Cash Flows From Operating Activities:
Net income	$58,253	$46,349	$41,120
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,069	24,207	23,169
Net (gain) loss from disposals of property, plant and equipment	(1,790)	1,131	1,010
Provision for deferred income taxes	652	1,573	2,769
Minority interest	13,238	25,666	10,465
Changes in assets and liabilities, net of effect of acquisitions:
(Increase) decrease in:
Accounts receivable	(20,740)	(3,261)	(5,470)
Inventories	(1,579)	(663)	2,069
Deferred income taxes and other current assets	(3,388)	(41)	465
Intangible and other assets	4,807	(2,778)	8,195
Increase (decrease) in:
Accounts payable	13,636	(1,659)	3,648
Accrued expenses	16,806	(352)	2,729
Deferred income taxes, long-term	1,306	235	(6,428)
Accrued pension and other long-term liabilities	(6,564)	1,927	1,318
All other, net	2,579	920	486
Net cash provided by operating activities	105,285	93,254	85,545
Cash Flows From Investing Activities:
Acquisitions of businesses, net of cash received	(405,187)	(20,350)	(10,641)
Purchases of property, plant and equipment	(26,620)	(17,559)	(18,912)
Proceeds from sales of property, plant and equipment	4,607	31	1,807
Purchases of short-term investments	(60,467)	(126,998)	(157,198)
Proceeds from sales of short-term investments	113,725	103,775	123,062
Net cash used in investing activities	(373,942)	(61,101)	(61,882)
Cash Flows From Financing Activities:
Proceeds from short-term debt	100,000	—	—
Repayments of short-term debt	(7,511)	—	—
Proceeds from long-term debt	200,000	—	—
Repayments of long-term debt	(60,068)	(27,410)	(3,318)
Exercise of stock options	5,196	2,713	4,144
Net increase in disbursements outstanding	1,470	7,903	815
Purchases of treasury stock	—	—	(6,789)
Net cash provided by (used in) financing activities	239,087	(16,794)	(5,148)
Effect of exchange rate changes on cash and cash equivalents	3,667	(242)	(521)
Net (decrease) increase in cash and cash equivalents	(25,903)	15,117	17,994
Cash and cash equivalents at beginning of year	82,136	67,019	49,025
Cash and cash equivalents at end of year	$56,233	$82,136	$67,019

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest paid, net	$4,061	$320	$1,013
Income taxes, net of refunds of $2,168, $823, and $289, respectively	$28,674	$30,453	$20,742